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The Directors
Diamond Cable Communications Plc
Diamond Plaza
Daleside Road
Nottingham NG2 36G



                                                      3 June 1997



Dear Sirs



DIAMOND CABLE COMMUNICATIONS PLC (THE COMPANY)
10 3/4% SENIOR DISCOUNT NOTES DUE FEBRUARY 15, 2007 (THE SECURITIES)

INTRODUCTION

1. We have acted as English legal advisers to the Company in relation to the issue (the Issue) by the Company of the Securities for the limited purpose referred to in this opinion. We understand that the Securities are to be listed on the Luxembourg Stock Exchange and registered under the United States
Securities Act of 1933, as amended, (the Securities Act) pursuant to a registration statement dated 3 June 1997 on Form S-4 (the Registration Statement) filed under the Securities Act with the Securities and Exchange Commission. We have been asked by the Company to deliver our opinion in respect of the section under the heading "Taxation - United Kingdom" in the Registration Statement.


2. For the purposes of this opinion we have examined the documents listed in the Schedule to this opinion. Terms defined in the Schedule have the same meaning where used in this opinion. In this opinion the definitive Securities, the Global Security, the Depositary Agreement and the Indenture are together referred to as the Issue Documents.

3. This opinion is confined to matters of English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law at the date of this opinion. Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England. This opinion is based on the laws of England as currently applied by the English courts and on generally published practice of the Inland Revenue and H.M. Customs and Excise applying as at the date of this





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opinion.  This  opinion is to be governed by and  construed in  accordance  with
English law as at the date of this opinion and is subject to changes to laws and practices and any relevant judicial decisions, subsequent to the date of this opinion. To the extent that the laws of the United States of America or any State thereof may be relevant, we have made no investigation thereof.


Assumptions

4. In considering the documents referred to above and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a)   the   genuineness  of  all  signatures  on,  and  the   authenticity   and
      completeness of, all documents submitted to us whether as originals or copies;

(b) the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(c) that the Issue Documents will be executed in the form of the drafts examined by us;

(d) that the Issue Documents will be executed by duly authorised directors of the Company;

(e) that the Issue Documents will be duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws;

(f) that the Issue Documents constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms under all applicable laws (including the laws of the State of New York by which the Issue Documents are expressed to be governed) (including, in the case of the Company, the laws of England); and

(g) that in any proceedings before the English Courts with respect to the Issue Documents satisfactory evidence of the laws of State of New York (by which the Issue Documents are expressed to be governed) which is required to be pleaded and proved as a fact in such proceedings, could and would be so pleaded and proved.




Opinion


5. On the basis of, and subject to, the foregoing and the matters set out in paragraph 6 below and subject to any matters not disclosed to us, and having

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regard to such  considerations of English law in force, and generally  published practice of the Inland Revenue and H.M. Customs and Excise applying, as at the date of this opinion as we consider relevant, we are of the opinion that the statements in the prospectus forming part of the Registration Statement under the heading "Taxation - United Kingdom", insofar as such statements relate to United Kingdom tax matters under English law and practice in relation to prospectuses, fairly summarises the potential United Kingdom tax consequences to a U.S. Holder as therein defined.


Consent

6. We hereby consent to the references to our name and opinion under the caption "Taxation" and to this opinion being filed as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Yours faithfully


/S/ Freshfields




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                                  THE SCHEDULE


(a) a copy dated 27 February 1997 of an Indenture (the Indenture) between the Company and The Bank of New York;

(b)   a copy dated 27 February 1997 of a Senior Notes Depositary
      Agreement (the Depositary Agreement) between the Company and The Bank of New York; and

(c) the draft forms of the definitive Securities and Global Security (the Global Security) set out in the Indenture.